IMU-935: Orally available small molecule inhibitor of IL-17 with unique molecular profile for the treatment of autoimmune diseases

H. Kohlhof[1], B. Hietel[2], M. Schenk[2], M. Gröppel[1], A. Mühler[1], Z. He[3], Z. Sun[3], S. Tasler[4], D. Vitt[1]

[1]Immunic AG, Germany, [2]Immunic Research GmbH, Germany, [3]Dept of Molecular Imagine & Therapy, Beckman Research Institute of City of Hope, USA,[4]BioNTech Small Molecules GmbH, Germany

Immunic THERAPEUTICS

Contact: hella.kohlhof@immunic.de

CMMI 2019, Trondheim, Norway, June 3-6, 2019

Concept of treating autoimmune diseases by targeting the IL-17 axis

The misbalance between pro- and anti-inflammatory signals seems to be the underlaying mechanism in autoimmune and chronic inflammatory diseases. The Th17/IL-17/RORγt axis is thought to be the main player here. Treating patients with antibodies targeting this axis successfully demonstrated this concept but bears the disadvantage of a non-oral drug. With IMU-935 we present an orally available drug targeting this axis and switching back the pro-inflammatory setting to a more balanced immune response.



anti-inflammatory
pro-inflammatory
IL-17A
IL-17F
IFN-γ
IMU-935

IMU-935 is a unique and potent small molecule inhibitor of Th17 cytokines by targeting RORγT and DHODH



co-repressor
inverse agonist
RORγt

IC_{50} 20 nM

→ Inhibition of **initiation** of target gene transcription



DHODH inhibition
IC_{50} 240 nM

→ metabolic stress
→ HEXIM1 expression
→ Inhibition of transcriptional **elongation**

Synergistic inhibition of cytokine production
3-5 nM for IL-17A, IL-17F and IFNγ

Method: Inhibition of RORγT was tested in a cellular reporter assay, where LBD of RORγ was linked to a GAL4 binding domain. Read-out was luciferase activity. Inhibition of DHODH was tested in a biochemical assay using human DHODH enzyme with DHO as substrate for oxidation, and Decylubiquinon for reduction plus further oxidation of DCIP (Dichlorindophenol) for photometric determination of color changes.
Result: IMU-935 is to our knowledge the only RORγT inverse agonist with additional inhibition of human DHODH. This dual inhibition leads to a synergistic and extremely potent inhibition of cytokine secretion.

IMU-935 inhibits Th17 differentiation



Gating Strategy for T_H17 differentiation
SSC-A
FSC-A
FSC-H
7-AAD
IL-17A
CD4
0 nM/DMSO
3 nM
30 nM
300 nM
IL-17A+(%)
NS
IMU-935
C11, Vitae



y = 0.0006x² - 0.4443x + 102.25
R² = 0.97064
Normalized T_H17 differentiation (%)
146.6
Concentration of inhibitor 1 (nM)

Method: Murine CD4+ cells were isolated and Th17 differentiation was induced by IL-6, TGFß and IL-23. Cells were treated in parallel with IMU-935 or the Vitae RORγT inverse agonist. The percentage of Th17 cells from viable cells was determined.
Result: IMU-935 inhibits the differentiation of murine Th17 cells in a dose dependent manner with an IC50 of around 150 nM. The Vitae RORγT inverse agonist does not display a dose dependent inhibition of Th17 differentiation, even though the in vitro IC_{50} levels are similar for IMU-935 and Vitae.

IMU-935 retains basal activity of RORγT and allows normal thymocyte maturation

Gating Strategy for Thymocyte Development



SSC-A
FSC-A
FSC-H
Thy1.2
7-AAD
CD4
CD8
0 nM/DMSO
3 nM
30 nM
300 nM
CD4+(%)

RORγT inhibition in cellular reporter assay



GVK C11
IM105935
RLU
compound concentration [nM]
20% remaining activity of RORγT by IMU-935
No remaining activity of RORγT by Vitae molecule

Inhibition of human RORγT by IMU-935 and Vitae reference compound (C11), compound concentration given in logarithmic scale (10^x x nM).

Method: Sorted murine DN thymocytes were cultured on OP9-DL4 fibroblasts with mouse IL-7 for 72h and treated in parallel with IMU-935.
Result: IMU-935 allows normal thymocyte maturation from DN towards matured CD4+ thymocytes (CD4+ and CD4+/CD8+).

Method: Cellular reporter assay for RORγT activity with LBD of RORγ fused to GAL4 reporter from Indigo was used.
Result: Approximately 20% remaining basal activity of RORγT by IMU-935 at highest dose, whereas Vitae comparator molecule showed full inhibition.

IMU-935 potently inhibited cytokine release in ex vivo stimulated human psoriasis skin punches



Well plate
Test substance
Well
Transwell filter
Epidermis
Dermis
Culture media



Cytokine Inhibition in Inflamed Skin Model
GM-CSF
IL-17A
IL-17F
IL-22

Method: Skin punches from psoriasis patients were ex vivo pretreated with IMU-935 for 24h and then challenged with a pro-inflammatory cytokine cocktail for another 24h. Cytokine secretion was measured by ELISA.
Result: IMU-935 demonstrated a strong and dose dependent inhibition of GM-CSF, IL-17A, IL-17F and IL-22.

Oral application of IMU-935 in IL-17 skin model showed activity



Ear Score
IFNγ in Skin
IL-17F in Skin

Method: Psoriasis like symptoms were induced by topical application of IMQ for 6 days in Balb/c mice. Animals were treated in parallel. Ear score and cytokine expression were determined.
Result: Oral application of different doses of IMU-935 leads reduction of ear score and mRNA cytokine levels.

IMU-935 demonstrated therapeutic activity in a DSS induced colitis model



Diarrhea Day 8
Intestinal Architecture
Immune Cell Infiltration
Colonic TNFα ELISA

Method: C57BL/6 mice were challenged with 2.8% DSS from day 0 to day 5 and were treated with IMU-935 from day 4 to day 8. Read-out was diarrhea score, histology with architecture and immune cell infiltration score.
Result: Oral application of different doses of IMU-935 improved the symptoms of colitis as depicted by the diarrhea score. Additionally, IMU-935 improved the histological architecture of the gut wall and reduced the infiltration with immune cells.

IMU-935 is an orally available RORγt reverse agonist with unique properties: i) synergistic mechanisms of RORγt/DHODH lead to very potent inhibition of the Th17/IL-17 axis, ii) approximately 20% basal RORγt activity at full inhibition, and iii) no effects on thymocyte maturation in vitro. After completion of the IND-enabling studies, IMU-935 will enter phase 1 double-blind, placebo-controlled, single and multiple ascending dose trials in healthy volunteers later this year. We also plan to extend this clinical studies to assess safety and mechanism-related biomarkers in patients with psoriasis.